UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2013

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Regulation FD Disclosure.

On August 6, 2013, Allison Transmission Holdings, Inc. (the “Company”), investment funds affiliated with The Carlyle Group and Onex Corporation (the “Selling Stockholders”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the underwriting agreement (together, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which (i) the Selling Stockholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, 23,805,000 shares of the Company’s common stock and (ii) the Underwriters agreed to sell to the Company, and the Company agreed to repurchase from the Underwriters, subject to and upon the terms and conditions set forth therein, 4,700,000 shares of the Company’s common stock.

A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

1.1	Underwriting Agreement, dated August 6, 2013, by and among Allison Transmission Holdings, Inc., investment funds affilate with The Carlyle Group and Onex Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC

Safe Harbor Statement

The statements in this release state the Company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: August 12, 2013

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number:	Description

1.1	Underwriting Agreement, dated August 6, 2013, by and among Allison Transmission Holdings, Inc., investment funds affilate with The Carlyle Group and Onex Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC